UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 17, 2016

SWEEGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-190547	80-0910515
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

30321 Esperanza Avenue
Rancho Santa Margarita, California	92688
(Address of principal executive offices)	(Zip Code)

(949) 709-0583

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act.

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.

Entry into a Material Definitive Agreement.

On April 17, 2016, SweeGen, Inc. (the “Company”) issued warrants to purchase shares of its common stock, $0.001 par value per share, to Ingredion Incorporated (the “Investor”) in connection with the parties’ discussions of potential business initiatives and developments. Each of the two warrants issued provides the Investor with the right to acquire 0.33% of the Company’s total outstanding common stock on the exercise date, or a total of 0.66% of the total outstanding common stock on the exercise date, for $0.001 per share. As a commitment to the parties’ ongoing discussions, the Investor has paid to the Company the aggregate exercise price of $2 million and will retain the right to acquire up to 0.66% of the company’s total outstanding common stock upon exercise of the warrants for no additional consideration at the time of exercise.

Pursuant to the terms of the warrants, the Investor may exercise the warrants in whole or in part at any time prior to the expiration date of December 31, 2016, which is subject to extension until March 31, 2017 upon mutual agreement of the parties. The parties have agreed that if they have not finalized any business relationship agreements by the expiration date, and the warrants have not been exercised, the Company will refund $1 million of the consideration paid by the Investor upon the Investor’s request and cancellation of one of the warrants.

The kind and number of securities underlying the warrants shall be adjusted in the event of any capital reorganization of the Company, reclassification of the stock of the Company, consolidation or merger of the Company, sale of all or substantially all of the Company’s assets or other similar transaction which entitles the holders of the Company’s common stock to receive stock, securities or assets with respect to or in exchange for the common stock. The Company shall not effect any such transaction unless the successor entity (if other than the Company) assumes the obligation to be bound by the terms of the warrants. If the Company declares certain dividends or other distributions payable to the holders of its common stock, then upon exercise of the warrants, the Investor shall receive the shares of common stock underlying the warrants and the kind and amount of dividend or distribution to which the Investor would have been entitled if the Investor had exercised the warrants in full, subject to certain conditions. Additionally, if the Company issues or sells any shares of common stock, options, convertible securities or other rights to acquire common stock to shareholders of its common stock on a pro rata basis (“Purchase Rights”), the Investor shall be entitled to the same Purchase Rights as if the Investor had exercised the warrants in full.

The summary of the terms of the warrants is qualified in its entirety by reference to the warrants, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description of Exhibit
4.1	Warrant Certificate No. 1 issued to Ingredion Incorporated, dated as of April 17, 2016.
4.2	Warrant Certificate No. 2 issued to Ingredion Incorporated, dated as of April 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

April 21, 2016

SWEEGEN, INC. (Registrant)

By:	/s/ Steven Chen
Name:	Steven Chen
Title:	Chief Executive and Financial Officer